Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in Form 10-K of Severn Bancorp, Inc. of our Report of Independent Auditors dated February 28, 2003, relating to the consolidated balance sheets of Severn Bancorp, Inc. as of December 31, 2002 and 2001, and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 2002, which report appears in the Severn Bancorp, Inc. annual report on Form 10-K for the year ended December 31, 2002.


                                              ANDERSON ASSOCIATES, LLP

City, State:  Baltimore, Maryland

Date:  March 18, 2003